EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 33-11323 and 333-19891 on Form S-8 of our report dated June 22, 2010, appearing in this Annual Report on Form 11-K of Range Resources Corporation 401(k) Plan for the years ended December 31, 2009 and 2008.
/s/ Whitley Penn LLP
Fort Worth, Texas
June 22, 2010

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